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                                                                    EXHIBIT 99.1

                           [INDUS INTERNATIONAL LOGO]

FOR IMMEDIATE RELEASE

CONTACTS:
Indus International Inc.                               Arista PR Inc.
Gary Frazier, (770) 989-4188                           Ris Cowan, (770) 486-9501
gary.frazier@indus.com                                 rcowan@aristapr.com

           INDUS PROMOTES GREGORY J. DUKAT TO CHIEF EXECUTIVE OFFICER

            Thomas R. Madison Will Continue as Chairman of the Board

ATLANTA, JANUARY 28, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM) solutions, today announced that Gregory J. Dukat, president and chief operating officer, will also serve as chief executive officer, effective February 1, 2004. Dukat succeeds Thomas R. Madison, who has served as Chief Executive Officer since July 2002. Madison remains as Chairman, a position he has held since December 2001.

Today, Indus will also report financial results for its fiscal third quarter 2004, ending December 31, 2003, followed by a conference call to discuss the results and this planned management transition.

"Over the past 18 months, Indus has taken the necessary steps to restructure the company, and Greg has been a leader of this effort. Greg's initiatives have included the development of a more defined and clear vision for Indus' software and service solutions, adding several new customer wins and playing an integral role in two acquisitions," Madison said.

"We have recently implemented key strategic initiatives aimed at turning around the company's performance. These included strengthening our Board of Directors and management team, streamlining our product offerings and lowering our operating costs. At the same time, we completed the acquisition and integration of a new commercial business unit and, last week, acquired a new service delivery management business," added Madison.


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                                       Indus Promotes Greg Dukat to CEO, page 2

Madison concluded, "With Greg's leadership, Indus is ready to move into the next phase of strategic development--a growth phase that we anticipate will position Indus as the core and main driver in the Service Delivery Management area."

Dukat said, "I am looking forward to building on the substantial progress that Tom has spearheaded as CEO and benefiting from his ongoing counsel and experience. This is an exciting time for Indus, and we are fiscally and strategically positioned to lead the market with robust solutions and exploit leading technologies to provide customers with the highest value in optimizing worker productivity."

TELECONFERENCE SCHEDULED
There will be a teleconference and a Webcast available to all interested parties to discuss the company's financial results for its fiscal third quarter 2004 and this planned management transition. The teleconference and Webcast will begin at 5:00 p.m. Eastern Time. Those wishing to access the call may do so over the Internet via the Company's Website (http://investor.indus.com), or via telephone by dialing 973-582-2785. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through 6:30 p.m. (Eastern) Friday, February 6, by dialing
(877) 519-4471 (international callers dial (973) 341-3080) and entering reservation number 4438964; or by going to the Company's Website (http://investor.indus.com).

ABOUT INDUS INTERNATIONAL
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries and diverse industries -- including manufacturing, utilities, telecommunications, government,


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                                       Indus Promotes Greg Dukat to CEO, page 3

education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections, that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, the benefits of the Company's business strategy and the Company's ability to achieve growth. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks include, but are not limited to, the successful completion and integration of the acquisition of Wishbone Systems, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone Systems business and products, current market conditions for Indus and Wishbone Systems products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/Wishbone Systems offerings, Indus' ability to achieve projected revenues and earnings, market acceptance and the success of Indus' and Wishbone Systems products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q for a further discussion of these and other risks. Financial results for any period are not necessarily an indication of the results that may be expected for any future period. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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